THE COMPANIES ORDINANCE

                           A COMPANY LIMITED BY SHARES

                             ARTICLES OF ASSOCIATION

                                       OF

                                  SUPERCOM. Ltd

                                   PRELIMINARY

1.       SECOND SCHEDULE EXCLUDED

         The regulations contained in the second schedule to the Companies Ordinance [New Version], 5743-1983 (the "Companies Ordinance") shall not apply to the Company.

2.       DEFINITIONS

         In these Articles the words standing in the first column of the table next hereinafter contained shall bear the meaning set opposite to them respectively in the second column thereof, if not inconsistent with the subject or context.

         The "Company" -    the aforementioned company.

         The "Statutes"  -  the  Companies  Ordinance  and every  other  Israeli statute in force from time to time concerning companies limited by shares and affecting the Company.

         These "Articles" - these Articles of Association as originally  drafted
                            or  as   amended   from  time  to  time  by  Special
                            Resolution.

         The "Office" -     the current registered office of the Company.

         "Year" and
         "Month" -          a Gregorian year or month.

         The "Market
         Authority"  -      The body within EASDAQ that is  responsible  for the
                            transparency, integrity and security of EASDAQ.
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                                       2


3.       INTERPRETATION

         Unless the subject or the context otherwise requires: words and expressions defined in the Companies Ordinance in force on the date when these Articles or any amendment thereto, as the case may be, first become effective shall have the same meanings herein; words and expressions importing the singular shall include the plural and vice versa; words and expressions importing the masculine gender shall include the feminine; and words and expressions importing persons shall include bodies corporate.

                                  SHARE CAPITAL

4.       SHARE CAPITAL

         (a) The authorized share capital of the Company is NIS 265,000 (two hundred sixty five thousand) divided into 26,500,000 (twenty six million five hundred thousand) Ordinary Shares, nominal value NIS 0.01 each.

         (b)      The Ordinary Shares all rank pari passu.

5.       INCREASE OF AUTHORIZED SHARE CAPITAL

         (a) The Company may, from time to time, by Special Resolution, whether or not all the shares then authorized have been issued, and whether or not all the shares theretofore issued have been called up for payment, increase its authorized share capital. Any such increase shall be in such amount and shall be divided into shares of such nominal amounts, and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such Special Resolution shall provide.

         (b) Except to the extent otherwise provided in such Special Resolution, any new shares included in the authorized share capital increased as aforesaid shall be subject to all the provisions of these Articles which are applicable to shares of such class included in the existing share capital without regard to class (and, if such new shares are of the same class as a class of shares included in the existing share capital, to all of the provisions which are applicable to shares of such class included in the existing share capital).

6.       SPECIAL RIGHTS: MODIFICATION OF RIGHTS

         (a) Subject to the provisions of the Memorandum of Association of the Company, and without prejudice to any special rights previously conferred upon the holders of existing shares in the Company, the Company may, from time to time, by Special Resolution, provide for shares with such preferred or deferred rights or rights of redemption or other special rights and/or such restrictions, whether in regard to



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                                       3


                  dividends, voting, repayments of share capital or otherwise, as may be stipulated in such Special Resolution.

         (b)      (i)      If at any time the  share  capital  is  divided  into
                           different  classes of shares,  the rights attached to
                           any  class,   unless  otherwise   provided  by  these
                           Articles,   may  be  modified  or  abrogated  by  the
                           Company,  by  Special  Resolution,   subject  to  the
                           consent in writing of the holders of seventy-five percent (75%) of the issued shares of such class or the sanction of a Special Resolution passed at a separate General Meeting of the holders of the shares of such class.

                  (ii) The provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply to any separate General Meeting of the holders of the shares of a particular class, provided, however, that the requisite quorum at any separate General Meeting referred to in clause (i) shall be two or more members present in person or proxy and holding not less than seventy-five per cent (75%) of the issued shares of such class, provided that if within half an hour from the time appointed for such General Meeting, a quorum is not present, then Article 26(c) hereof shall apply.

                  (iii) Unless otherwise provided by these Articles, the enlargement of an authorized class of shares, or the issuance of additional shares thereof out of the authorized and unissued share capital, shall not be deemed, for purposes of this Article 6 (b), to modify or abrogate the rights attached to previously issued shares of such class or of any other class.

7.       CONSOLIDATION, SUBDIVISION, CANCELLATION AND REDUCTION OF SHARE CAPITAL

         (a) The Company may, from time to time, by Special Resolution (subject, however, to the provisions of Article6 (b) hereof and to applicable law):

                  (i) consolidate and divide all or any part of its issued or unissued authorized share capital into shares of a per share nominal value which is larger than the per share nominal value of its existing shares;

                  (ii) subdivide its shares (issued or unissued) or any of them, into shares of smaller nominal value than is fixed by the Memorandum of Association (subject, however, to the provisions of Section 144(4) of the Companies Ordinance);

                  (iii) cancel any shares which, at the date of the adoption of such Special Resolution, have not been taken


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                                       4


                           or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so canceled; or,

                  (iv) reduce its share capital in any manner permitted by law.

         (b) With respect to any consolidation of issued shares into shares of a larger nominal value per share, and with respect to any other action which may result in fractional shares, the Board of Directors may settle any difficulty which may arise with regard thereto, as its deems fit, and, in connection with any such consolidation or other action which could result in fractional shares, may, without limiting its aforesaid power:

                  (i)      determine,   as  to   the   holder   of   shares   so
                           consolidated, which issued shares shall be consolidated into a share of a larger nominal value per share;

                  (ii) allot, in contemplation of or subsequent to such consolidation or other action, shares or fractional shares sufficient to preclude or remove fractional share holdings;

                  (iii) redeem, in the case of redeemable preference shares, and subject to applicable law, such shares or fractional shares sufficient to preclude or remove fractional share holdings;

                  (iv) cause the transfer of fractional shares by certain shareholders of the Company to other shareholders thereof so as to most expediently preclude or remove any fractional shareholdings, and cause the transferees of such fractional shares to pay the transferors thereof the fair value thereof, and the Board of Directors is hereby authorized to act in connection with such transfer as agent for the transferors and transferees of any such fractional shares, with full power of substitution, for the purposes of implementing the provisions of this sub-Article 7(b)(iv).

                                     SHARES

8.       REGISTERED HOLDER

         Except as otherwise provided in these Articles, the Company shall be entitled to treat the registered holder of each share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as required by statute, be obligated to recognize any equitable or other claim to, or interest in, such share on the part of any other person.

9.       ALLOTMENT OF SHARES

         The unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot, issue or otherwise dispose of


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                                       5


         shares to such persons, on such terms and conditions (including, inter alia, terms relating to calls as set forth in Article 11(f) hereof), and either at par or at a premium, or, subject to the provisions of the Companies Ordinance, at a discount and/or with payment of commission, and at such times, as the Board of Directors deems fit, and the power to give any person the option to acquire from the Company any shares, either at par or at a premium or, subject as aforesaid, at a discount and/or with payment of commission, during such time and for such consideration as the Board of Directors deems fit.

10.      PAYMENT IN INSTALLMENTS

         If pursuant to the terms of allotment or issue of any share, all or any portion of the price thereof shall be payable in installments, every such installment shall be paid to the Company on the due date thereof by the then registered holder(s) of the share or the person(s) then entitled thereof.

11.      BEARER SHARES

         (a) The Company may, regarding each fully paid-up share, Issue abearer share certificate; and, accordingly, the Directors may, after the registered Shareholder of the said shares presents a written application and all required proof of identity of the person making the request, and after receipt of the bearer share certificate (if issued), together with the required stamp duties for a bearer share certificate, issue a stamped bearer share certificate, with the Company's seal and/or stamp and bearing the necessary stamps required by law, in recognition that the said bearer holds the shares mentioned therein.

         (b) A bearer share certificate provides its holder with the right to the shares stated therein. The said shares shall be transferable by means of transfer of the bearer share certificate from one person to another. The provisions of the Company's Articles of Association concerning the transfer and delivery of shares will not apply to the shares listed in the bearer share certificate.

         (c) The Directors may determine the manner of payment of dividends regarding bearer shares; and they may determine the procedure governing the issuance of new bearer share certificates to replace any that were destroyed, defaced, lost or spoiled. The Directors shall be entitled, upon request by the holder of a bearer shares and upon his submission to the Company of a bearer share certificate for its cancellation, to register his name as a Member in the Register of Members, regarding the shares listed in the bearer share certificate.

         (d) The holder of a bearer share shall be entitled to deposit the certificate in the office of the Company or in a bank. So long as the certificate is deposited in the foregoing manner, the depositor will retain the right to participate and vote in any meeting conducted, upon two days after said deposit, and to execute any other right granted to a Shareholder as


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                                       6


                  stated in these Articles, as if he were registered in the Register as the holder of the share indicated in the deposited certificate. In the event of deposit of the bearer share certified in the bank. The shareholder shall present confirmation that the certificate was in fact deposited therein. No more than one person shall be recognized as a depositor of a bearer share certificate. Subject to the aforementioned, the holder of a bearer share certificate will not be entitled to appear or to vote in a meeting of the Company, or to receive notices from same.

12.      CALLS ON SHARES

         (a) The Board of Directors may, from time to time, as it, in its discretion, deems fit, make calls for payment upon members in respect of any sum which has not been paid up in respect of shares held by such members and which is not, pursuant to the terms of allotment or issue of such shares or otherwise, payable at a fixed time, and each member shall pay the amount of every call so made upon him (and of each installment thereof if the same is payable in installments), to the Company at the time(s) and place(s) designated by the Board of Directors, as any such time(s) may be thereafter extended and/or such place(s) changed. Unless otherwise stipulated in the resolution of the Board of Directors (and in the notice hereafter referred to), each payment in response to a call shall be deemed to constitute a pro rata payment on account of all the shares in respect of which such call was made.

         (b) Notice of any call for payment by a member shall be given in writing to such member not less than fourteen (14) days prior to the time of payment fixed in such notice, and shall specify the time and place of payment. Prior to the time for any such payment fixed in a notice of a call given to a member, the Board of Directors may in its absolute discretion, by notice in writing to such member, revoke such call in whole or in part, extend the time fixed for payment thereof, or designate a different place of payment. In the event of a call payable in installments, only one notice thereof need be given.

         (c) If pursuant to the terms of allotment or issue of a share or otherwise, an amount is made payable at a fixed time (whether on account of such share or by way of premium), such amount shall be payable at such time as if it were payable by virtue of a call made by the Board of Directors and for which notice was given in accordance with paragraph (a) and (b) of this
                  Article 11, and the provisions of these Articles with regard to calls (and the non-payment thereof) shall be applicable to such amount (and the non-payment thereof).

         (d) Joint holders of a share shall be jointly and severally liable to pay all calls for payment in respect of such share and all interest payable thereon.
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                                       7

         (e) +Any amount called for payment which is not paid when due, shall bear interest from the date fixed for payment until actual payment thereof, at such rate (not exceeding the then prevailing debitory rate charged by leading commercial banks in Israel), and payable at such time(s) as the Board of Directors may prescribe.

         (f) Upon the allotment of shares, the Board of Directors may provide for differences among the allottees of such shares as to the amounts and times for payment of calls for payment in respect of such shares.

13.      PREPAYMENT

         With the approval of the Board of Directors, any member may pay to the Company any amount not yet payable in respect of his shares, and the Board of Directors may approve the payment by the Company of interest on any such amount until the same would be payable if it had not been paid in advance, at such rate and time(s) as may be approved by the Board of Directors. The Board of Directors may at any time cause the Company to repay all or any part of the money so advanced, without premium or penalty. Nothing in this Article 13 shall derogate from the right of the Board of Directors to make any call for payment before or after receipt by the Company of any such advance.

14.      FORFEITURE AND SURRENDER

         (a) If any member fails to pay an amount payable by virtue of a call, or interest thereon as provided for in accordance herewith, on or before the day fixed for payment of the same, the Board of Directors may, at any time after the day fixed for such payment, so long as such amount (or any portion thereof) or interest thereon (or any portion thereof) remains unpaid, forfeit all or any of the shares in respect of which such payment was called for. All expenses incurred by the Company in attempting to collect any such amount or interest thereon, including, without limitation, attorney's fees and costs of legal proceedings, shall be added to, and shall, for all purposes (including the accrual of interest thereon), constitute a part of, the amount payable to the Company in respect of such call.

         (b) Upon the adoption of a resolution as to the forfeiture of a member's share, the Board of Directors shall cause notice thereof to be given to such member, which notice shall state that, in the event of the failure to pay the entire amount so payable by a date specified in the notice (which date shall be not less than fourteen (14) days after the date such notice is given, and which may be extended by the Board of Directors), such shares shall be ipso facto forfeited, provided, however, that, prior to such date, the Board of Directors may nullify such resolution of forfeiture, but no such nullification shall estop the Board of Directors from adopting a further resolution of forfeiture in respect of the non-payment of the same amount.


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                                       8


         (c) Without derogating from Articles 54 and 59 hereof, whenever shares are forfeited as herein provided, all dividends, if any, theretofore declared in respect thereof and not actually paid, shall be deemed to have been forfeited at the same time.

         (d) The Company, by resolution of the Board of Directors, may accept the voluntary surrender of any share.

         (e) Any share forfeited or surrendered as provided herein shall become the property of the Company, and the same, subject to the provisions of these Articles, may be sold, re-allotted or otherwise disposed of as the Board of Directors deems fit.

         (f) Any member whose shares have been forfeited or surrendered shall cease to be a member in respect of the forfeited or surrendered shares, but shall, notwithstanding, be liable to pay, and shall forthwith pay, to the Company, all calls, interest and expenses owing upon or in respect of such shares at the time of forfeiture or surrender, together with interest thereon from the time of forfeiture or surrender until actual payment, at the rate prescribed in Article 11(e) above, and the Board of Directors, in its discretion, may, but shall not be obligated to, enforce the payment of such moneys, or any part thereof. In the event of such forfeiture or surrender, the Company, by resolution of the Board of Directors, may accelerate the date(s) of payment of any or all amounts then owing to the Company by the member in question (but not yet due) in respect of all shares owned by such member, solely or jointly with another. (g) The Board of Directors may at any time, before any share so forfeited or surrendered shall have been sold, re-allotted or otherwise disposed of, nullify the forfeiture or surrender on such conditions as it deems fit, but no such nullification shall estop the Board of Directors from re-exercising its powers of forfeiture pursuant to this
                  Article 14.

15.      LIEN

         (a) Except to the extent the same may be waived or subordinated in writing, the Company shall have a first and paramount lien upon all the shares registered in the name of each member (without regard to any equitable or other claim or interest in such shares on the part of any other person), and upon the proceeds of the sale thereof, for his debts, liabilities and engagements to the Company arising from any amount payable by such member in respect of any unpaid or partly paid share, whether or not such debt, liability or engagement has matured. Such lien shall extend to all dividends from time to time declared or paid in respect of such share. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) existing on such shares immediately prior to such transfer.


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                                       9


         (b) The Board of Directors may cause the Company to sell a share subject to such a lien when the debt, liability or engagement giving rise to such lien has matured, in such manner as the Board of Directors deems fit, but no such sale shall be made unless such debt, liability or engagement has not been satisfied within fourteen (14) days after written notice of the intention to sell shall have been served on such member, his executors or administrators.

         (c) The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or toward satisfaction of the debts, liabilities or engagements of such member in respect of such share (whether or not the same have matured), and the residue (if any) shall be paid to the member, his executors, administrators or assigns.

16.      SALE AFTER FORFEITURE OR SURRENDER OR IN ENFORCEMENT OF LIEN

         Upon any sale of a share after forfeiture or surrender or for enforcing a lien, the Board of Directors may appoint any person to execute an instrument of transfer of the share so sold and cause the purchaser's name to be entered in the Register of Members in respect of such share. The purchaser shall be registered as the shareholder and shall not be required to verify the regularity of the sale proceedings or the application of the proceeds of such sale, and after his name has been entered in the Register of Members in respect of such share, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

17.      REDEEMABLE SHARES

         The Company may, subject to applicable law, issue redeemable shares and redeem the same.

                               TRANSFER OF SHARES

18.      REGISTRATION OF TRANSFER

         (a) The Shares of the Company are transferable. No transfer of shares shall be registered unless a proper writing or instrument of transfer (in the customary form described hereunder or any other form satisfactory to the Board of Directors) has been submitted to the Company (or its transfer agent), together with such other evidence of title as the Board of Directors may reasonably require. The share transfer deed shall be executed by both the transferor and the transferee and until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof.


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                                       10


         (b) The Board of Directors may, in its discretion and to the extent it deems necessary, close the Register of Members for registrations of transfers of shares during any year for a period determined by the Board of Directors, and no registrations of transfers of shares shall be made by the Company during any period in which the Register of Members is so closed.

                               SHARE TRANSFER DEED

                  I/we ___________, of ___________, for valuable consideration paid to me/us by ___________ of ___________ (hereinafter called the "Transferee") do hereby transfer to the said transferee ____ share (shares) having a nominal value of NIS ____ each one numbered ____ until ____ inclusive in the Company called Supercom Ltd. to hold unto the said transferee, his executors, administrators, and assigns, subject to the several conditions on which I/We held the same at the time of the execution hereof, and I/We said transferee, do hereby agree to take the said share (or shares) subject to the conditions aforesaid. As witness we have hereunto set our hands the __ day of ______, ____.

                  ---------------------             ---------------------
                       Transferee                        Transferor

                  ---------------------             ---------------------
                  Address & Profession              Address & Profession

                  ---------------------             ---------------------
              Witness to the transferee's         Witness to the transferee's

                  ---------------------             ---------------------
                       Signature                           Signature

                  ---------------------             ---------------------
                    Address of Witness               Address of Witness

19.      RECORD DATE FOR NOTICES OF GENERAL MEETING

         Notwithstanding any other contrary provision of these Articles, the Board of Directors may fix a date, not exceeding ninety (90) days prior to the date of any General Meeting, as the date as of which shareholders entitled to notice of and to vote at such meeting shall be determined, and all persons who were holders of record of voting shares on such date and no others shall be entitled to notice of and to vote at such meeting.

20.      SIGNIFICANT SHAREHOLDERS

         Any natural or legal person who acquires or disposes of, directly or indirectly, shares of the Company is obliged to notify the Company on a form prescribed


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                                       11


         by the Market Authority within five days (a day shall mean every weekday, Monday to Friday, except those days on which the Market Authority has previously declared that EASDAQ will be closed) from the date of such acquisition or disposal of the total number of shares held by such person following such acquisition or disposal, in all cases where the proportion of shares held directly or indirectly by such person following the transaction exceeds or falls below the threshold of at least five percent or any multiple of five percent of all outstanding shares of the Company.

         Such person who fails to comply with the aforesaid provisions shall not be entitled to vote at shareholders meetings for a period of time beginning at the date on which his shareholdings shall become known to the Company and ending on the date which is the later of (i) six mounts thereafter, or (ii) the day following the next Annual General Meeting.

                             TRANSMISSION OF SHARES

21.      DECEDENT'S SHARES

         (a) In case of a share registered in the names of two or more holders, the Company may recognize the survivor(s) as the sole owner(s) thereof unless and until the provisions of Article 21(b) have been effectively invoked.

         (b) Any person becoming entitled to a share in consequence of the death of any person, upon producing evidence of the grant of probate or letters of administration or declaration of succession (or such other evidence as the Board of Directors may reasonably deem sufficient), shall be registered as a member in respect of such share, or may, subject to the regulations as to transfer herein contained, transfer such share.

22.      RECEIVERS AND LIQUIDATORS

         (a) The Company may recognize any receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate member, and a trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceeding with respect to, a member or its properties, as being entitled to the shares registered in the name of such member.

         (b) Such receiver, liquidator or similar official appointed to wind-up, dissolve or otherwise liquidate a corporate member, and such trustee, manager, receiver, liquidator or similar official appointed in bankruptcy or in connection with the reorganization of, or similar proceedings with respect to, a member or its properties, upon producing such evidence as the Board of Directors may deem sufficient as to his authority to act in such capacity or under this Article, shall with the consent of the Board of Directors (which the Board of Directors may grant or refuse in its absolute discretion), be registered as a member in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

                                GENERAL MEETINGS

23.      ANNUAL GENERAL MEETING

         An Annual General Meeting shall be held once in every calendar year not later than 15 months after the last annual general meeting at such time and at such place, either within or without the State of Israel, as may be determined by the Board of Directors.

24.      EXTRAORDINARY GENERAL MEETINGS

         All General Meetings other than Annual General Meetings shall be called "Extraordinary General Meetings" and reference to "General Meetings". The Board of Directors may, whenever it thinks fit, convene an Extraordinary General Meeting, at such time and place, within or out of the State of Israel, as may be determined by the Board of Directors, and shall be obliged to do so upon a requisition in writing in accordance with Section 109 of the Companies Ordinance.

25.      NOTICE OF GENERAL MEETINGS: OMISSION TO GIVE NOTICE

         (a) Not less than twenty-one (21) days' prior notice shall be given of every General Meeting, whether it is proposed to pass a special resolution thereat or not. Each such notice shall specify the place and the day and hour of the meeting and the general nature of each item to be acted upon thereat, said notice to be given to all members who would be entitled to attend and vote at such meeting. Notwithstanding the foregoing, with the consent of all members entitled to vote thereon, a resolution may be proposed and passed at such meeting although a lesser notice than hereinabove prescribed has been given.

         (b) The accidental omission to give notice of a meeting to any member, or the non-receipt of notice sent to such member, shall not invalidate the proceedings at such meetings.

                         PROCEEDINGS AT GENERAL MEETINGS

26.      QUORUM

         (a) No business shall be transacted at a General Meeting, or at any adjournment thereof, unless the quorum required under these Articles for such General Meeting or such adjourned meeting, as the case may be, is present when the meeting proceeds to business.

         (b) In the absence of contrary provisions in these Articles, two or more members (not in default in payment of any sum referred to in Article 32(a) hereof), present in person or by proxy and holding shares conferring in the aggregate 33 1/3% (thirty three and one third percent) of the voting power of the Company, shall constitute a quorum at General Meetings.

         (c) If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be adjourned for lack of quorum, in such case the Company shall immediately issue a notice of a reconvened meeting which shall take place 21 days following the date of such notice at the same time and place, or any time and place as the Board of Directors designated in the notice to the members. No business shall be transacted at any reconvened meeting except business which might lawfully have been transacted at the meeting as originally called. At such adjourned meeting, any two (2) members (not in default as aforesaid) present in person or by proxy, shall constitute a quorum.

27.      CHAIRMAN

         The Chairman, if any, of the Board of Directors shall preside as Chairman at every General Meeting of the Company. If there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes after the time fixed for holding the meeting or is unwilling to act as Chairman, the members present shall designate a Chairman. The office of Chairman shall not, by itself, entitle such holder thereof to vote at any General Meeting nor shall it entitle such holder to a second or casting vote (without derogating, however, from the right of such Chairman to vote as a shareholder or proxy of a shareholder).

28.      ADOPTION OF RESOLUTION AT GENERAL MEETINGS

         (a)      (i)      An  Ordinary  Resolution  shall be deemed  adopted if
                           approved by the holders of a majority of the voting power represented at the meeting in person or by proxy and voting thereon.

                  (ii) A Special or Extraordinary Resolution shall be deemed adopted if approved by the holders of not less than seventy-five percent (75%) of the voting power represented at the meeting in person or by proxy and voting thereon.

         (b) Every question submitted to a General Meeting shall be decided by a show of hands, but if a written ballot is demanded by any member present in person or by proxy and entitled to vote at the meeting, the same shall be decided by such ballot. A written ballot may be demanded before the proposed resolution is voted upon or immediately after the declaration by the Chairman of the result of the vote by show of hands. If a vote by written ballot is taken after such declaration, the results of the vote by a show of hands shall be of no effect, and the proposed resolution shall be decided by such written ballot. The demand for a written ballot may be withdrawn at any time before the same is conducted, in which event another member may then demand such written ballot. The demand for a written ballot shall not prevent the continuance of the meeting for the transaction of business other than the question on which the written ballot has been demanded.

         (c) A declaration by the Chairman of the meeting that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the minute book of the Company, shall be conclusive evidence of the number or proportion of the votes recorded in favor of or against such resolution.

29.      RESOLUTIONS IN WRITING

         A resolution in writing signed by all members of the Company then entitled to attend and vote at General Meetings or to which all such members have given their written consent (by letter, telegram, telex, facsimile, e-mail or otherwise) shall be deemed to have been unanimously adopted by a General Meeting duly convened and held.

30.      POWER TO ADJOURN

         The Chairman of a General Meeting at which a quorum is present may, with the consent of the holders of a majority of the voting power represented in person or by proxy and voting on the question of adjournment, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called provided, however, that a Notice thereof shall be given in the manner specified in section 25 hereinabove.

31.      VOTING POWER

         Subject to the provisions of Article 32(a) and subject to any provision hereof conferring special rights as to voting, or restricting the right to vote, every member shall have one vote for each share held by him of record, on every resolution, without regard to whether the vote thereon is conducted by a show of hands, by written ballot or by any other means.

32.      VOTING RIGHTS

         (a) No member shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereat), unless all calls then payable by him in respect of his shares in the Company have been paid, but this Article 32(a) shall not apply to separate General Meetings of the holders of a particular class of shares pursuant to Article 6(b).

         (b) A company or other corporate body being a member of the Company may duly authorize any person to be its representative at any meeting of the Company or to execute or deliver a proxy on its behalf. Any person so authorized shall be entitled to exercise on behalf of such member all the power which the latter could have exercised if it were an individual shareholder. Upon the request of the Chairman of the meeting, written evidence of such authorization (in form acceptable to the Chairman) shall be delivered to him.

         (c) Any member entitled to vote may vote either in person or by proxy (who need not be a member of the Company), or, if the member is a company or other corporate body, by a representative authorized pursuant to Article 32(b).

         (d) If two or more persons are registered as joint holders of any share, the vote of the senior who tenders a vote, in person or by proxy, shall be accepted to the exclusion of the vote(s) of the other joint holder(s). For the purpose of this Article 32(d), seniority shall be determined by the order of registration of the joint holders in the Register of Members.

                                     PROXIES

33.      INSTRUMENT OF APPOINTMENT

         (a) An instrument appointing a proxy shall be in writing and shall be substantially in the following form:

                  "I ________________ of ______________________
                  (Name of Shareholder)  (Address of Shareholder)
                  being a member of the SUPERCOM LTD., hereby appoint ___________________ of _____________________
                  (Name of Proxy)          (Address of Proxy)
                  as my proxy to vote for me and on my behalf at the General Meeting of the Company to be held on the _____day of ________, _____________ and at any adjournment(s) thereof.
                  Signed this _____ day of __________, _____,

                  or in any usual or common form or in such other form as may be approved by the Board of Directors. Such proxy shall be duly signed by the appointer or such person's duly authorized attorney or, if such appointer is a company or other corporate body, under its common seal or stamp or the hand of its duly authorized agent(s) or attorney(s).

         (b) The instrument appointing a proxy (and the power of attorney or other authority, if any, under which such instrument has been signed) shall be delivered to the Company (at the Office, at its principal place of business, or at the offices of its registrar or transfer agent, or at such other place as the Board of Directors may specify) not less than twenty-four (24) hours before the time fixed for meeting at which the person named in the instrument proposes to vote.

34.      EFFECT OF DEATH OF APPOINTOR OF PROXY OR REVOCATION OF APPOINTMENT

         (a) A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the prior death or bankruptcy of the appointing member (or of his attorney-in-fact, if any, who signed such instrument), unless written notice thereof shall have been received by the Company or by the Chairman of such meeting prior to such vote being cast

         (b) An instrument appointing a proxy shall be deemed revoked (I) upon receipt by the Company or the Chairman, subsequent to receipt by the Company of such instrument, of written notice signed by the person signing such instrument or by the member appointing such proxy canceling the appointment thereunder (or the authority pursuant to which such instrument was signed) or of an instrument appointing a different proxy (and such other documents, if any, required under Article 33 for such new appointment), provided such notice of cancellation or instrument appointing a different proxy were so received at the place and within the time for delivery of the instrument revoked thereby as referred to in Article 33(b) hereof, or
                  (ii) if the appointing member is present in person at the meeting for which such instrument of proxy was delivered, upon receipt by the Chairman of such meeting of written notice from such member of the revocation of such appointment, or if and when such member votes at such meeting. A vote cast in accordance with an instrument appointing a proxy shall be valid notwithstanding the revocation of purported cancellation of the appointment, or the presence in person or vote of the appointing member at a meeting for which it was rendered, unless such instrument of appointment was deemed revoked in accordance with the foregoing provisions of this Article 34(b) at or prior to the time such vote was cast.

                               BOARD OF DIRECTORS

35.      POWERS OF BOARD OF DIRECTORS

         (a)      In General

                  The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company by action of its members at a General Meeting. The authority conferred on the Board of
                  Directors   by  this  Article  35  shall  be  subject
                  to the provisions of the Companies Ordinance, these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company by action of its members at a General Meeting, provided, however, that no such regulation or resolution shall invalidate any prior act done by or pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

         (b)      Borrowing Power

                  The Board of Directors may from time to time, at its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions as it deems fit, and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled or called but unpaid capital for the time being.

         (c)      Reserves

                  The Board of Directors may, from time to time, set aside any amount(s) out of the profits of the Company as a reserve or reserves for any purpose(s) which the Board of Directors, in its absolute discretion, shall deem fit, including, without limitation, capitalization and distribution of bonus shares, and may invest any sum so set aside in any manner and from time to time deal with and vary such investments, and dispose of all or any part thereof, and employ any such reserve or any part thereof in the business of the Company without being bound to keep the same separate from other assets of the Company, and may subdivide or redesignate any reserve or cancel the same or apply the funds therein for another purpose, all as the Board of Directors may from time to time think fit.

36.      EXERCISE OF POWERS OF BOARD OF DIRECTORS

         (a) A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretion vested in or exercisable by the Board of Directors.

         (b) A resolution proposed at any meeting of the Board of Directors shall be deemed adopted if approved by a majority of the Directors present when such resolution is put to a vote and voting thereon.

         (c) A resolution in writing signed by all the Directors then in office and lawfully entitled to vote thereon (as shall be conclusively determined by the Chairman of the Audit Committee of the Board of Directors and in the absence of such determination - by the Chairman of the Board of Directors) or to which all the Directors have given their written consent (by letter, telegram, telex, facsimile, electronic mail or otherwise) shall be deemed to have been unanimously adopted by a meeting of the Board of Directors duly convened and held.

37.      DELEGATION OF POWERS

         (a) The Board of Directors may, subject to the provisions of the Companies Ordinance, delegate any or all of its powers to committees, each consisting of one or more persons, and it may from time to time revoke such delegation or alter the composition of any such committee. Any Committee so formed (in these Articles referred to as a "Committee of the Board of Directors"), shall, in the exercise of the powers so delegated, conform to any regulations imposed on it by the Board of Directors. The meetings and proceedings of any such Committee of the Board of Directors shall, mutatis mutandis, be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as not superseded by any regulations adopted by the Board of Directors under these Articles. Unless otherwise expressly provided by the Board of Directors in delegating powers to a Committee of the Board of Directors, such Committee shall not be empowered to further delegate such powers.

         (b) Without derogating from the provisions of Article 50, the Board of Directors may from time to time appoint a Secretary of the Company, as well as such officers, agents, employees and independent contractors, as the Board of Directors deems fit, and may terminate the service of any such person. The Board of Directors may, subject to the provisions of the Companies Ordinance, determine the powers and duties, as well as the salaries and emoluments, of all such persons and may require security in such cases and in such amounts as it deems fit.

         (c) The Board of Directors may from time to time, by power of attorney or otherwise, appoint any person, company, firm or body of persons to be the attorney or attorneys of the Company, at law or in fact, for such purpose(s) and with such powers, authorities and/discretion, and for such period and subject to such conditions, as it deems fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board of Directors deems fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

38.      NUMBER OF DIRECTORS

         The Board of Directors of the Company shall consist of such number of Directors (not less than two (2) nor more than eight (8) as may be fixed from time to time, by Ordinary Resolution at any General Meeting.

39.      ELECTION AND REMOVAL OF DIRECTORS

         (a) Directors shall be elected at the Annual General Meeting, by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of Directors.

         (b) Each director shall hold office until the next Annual General Meeting or until his office is vacated pursuant to the provisions of section 41 hereof.

         (c) Any increase in the number of Directors constituting the board of Directors, shall be deemed to create a vacancy in the board of Directors, which may be filled only pursuant to Article 40 hereof.

         (d) The Company may, by an Ordinary Resolution, remove a Director from his office before the end of his term of service, and may, by an Ordinary Resolution passed within thirty (30) days thereafter, elect another in his stead; and such successor shall hold office until the Annual General Meeting at which the term of the removed Director would have expired.

40.      VACANCIES

         If a Director's office becomes vacant, for whatever reason (including by reason of removal from office, if the vacancy created thereby is not filled by the members during the period prescribed in Article 39(d) hereof), the Board of Directors may, by the affirmative vote of a majority of the Directors then in office (even if less than the quorum otherwise required under these Articles), elect a person for such vacant office, provided such elected person shall retire on the date of the first Annual General Meeting thereafter.

         If the position of a Director is vacated, the other Directors shall be entitled to act in every matter so long as their number is not less than the quorum required at the time for meetings of Directors. If their number decrease below said quorum, they will not be entitled to act except in order to fill vacant positions on the Board of Directors or to call a General Meeting of the Company.

41.      VACATION OF OFFICE

         (a) The office of a Director shall be vacated, ipso facto, upon his death, or if he be found lunatic or become of unsound mind, of if he becomes bankrupt, or if the Director is a company, upon its winding-up or upon removal by the companies general meeting pursuant to the provisions of Article 39(d) hereinabove.

         (b) The office of a Director shall be vacated by his written resignation. Such resignation shall become effective on the date fixed therein, or upon the delivery thereof to the Company, whichever is later.

42.      QUALIFICATION OF DIRECTORS

         No person shall be disqualified to serve as a Director by reason of his not holding shares in the Company by reason of his having served as a Director in the past.

43.      REMUNERATION OF DIRECTORS

         A Director shall be paid remuneration by the Company for his services as Director to the extent such remuneration shall have been approved by a General Meeting of the Company.

44.      APPROVAL OF CERTAIN TRANSACTIONS

         The Board of Directors will be authorized to approve transactions pursuant to Sections 96(30) and 96(31) of the Companies Ordinance.

45.      ALTERNATE DIRECTORS

         (a) A Director may, by written notice to the Company given in the manner set forth in Article 45(b) below, appoint one of the directors as an alternate for himself (in these Articles referred to as "Alternate Director"), remove such Alternate Director, and appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Unless the appointing Director, by the instrument appointing an Alternate Director or by written notice to the Company, limits such appointment to a specified period of time or restricts it to a specified meeting or action of the Board of Directors, or otherwise restricts its scope, the appointment shall be for an indefinite period, and for all purposes.

         (b) Any notice to the Company pursuant to Article 45(a) shall be given in person to, or by sending the same by mail to the attention of, the Secretary or the General Manager of the Company as the principal office of the Company or to such other person or place as the Board of Directors shall have determined for such purpose and shall become effective on the date fixed therein, or upon the receipt thereof by the Company (at the place as aforesaid), whichever is later.

         (c) An Alternate Director shall have all the rights and obligations of the Director who appointed him, provided, however, that he may not in turn appoint as an alternate for himself (unless the instrument appointing him otherwise expressly provides), and provided further that an Alternate Director shall have no standing at any meeting of the Board of Directors or any committee thereof while the Director who appointed him is present.

         (d) Any natural person, whether or not he be a member of the Board of Directors, may act as an Alternate Director. One person may act as Alternate Director for several Directors, and in such event he shall have a number of votes (and shall be treated as the number of persons for purposes of establishing a quorum) equal to the number of Directors for whom he acts as Alternate Director. If an Alternate director is also a Director in his own right, his rights as an Alternate director shall be in addition to his rights as a Director.

         (e) An Alternate Director shall alone be responsible for his own acts and omissions, and he shall not be deemed the agent of the Director(s) who appointed him.

         (f) The office of an Alternate Director shall be vacated under the circumstances, mutatis mutandis, set forth in Article 41, and such office shall ipso facto be vacated if the Director who appointed such Alternate Director ceases to be Director.

                      PROCEEDINGS OF THE BOARD OF DIRECTORS

46.      MEETINGS

         (a) The Board of Directors may meet and adjourn its meetings and otherwise regulate such meetings and proceedings as the Directors think fit.

         (b) Any Director may at any time, and the Chairman of the Board of Directors, upon the request of such Director, shall, convene a meeting of the Board of Directors, but not less than two (2) days' notice shall be given of any meeting so convened. Notice of any such meeting may be given orally, by telephone, in writing or by mail, e-mail, telex, cablegram or facsimile. Notwithstanding anything to the contrary herein, failure to deliver notice to a Director of any such meeting in the manner required hereby may be waived by such Director, and a meeting shall be deemed to have been duly convened notwithstanding such defective notice, if such failure or defect is waived prior to action being taken at such meeting by all Directors entitled to participate at such meeting to whom notice was not duly given as aforesaid.

47.      QUORUM

         Until otherwise unanimously decided by the Board of Directors, a quorum at a meeting of the Board of Directors shall be constituted by the presence in person or by telephone conference of at least two Directors constituting a majority of the Directors then in office who are lawfully entitled to participate in the meeting (as conclusively determined by the Chairman of the Audit Committee of the Board of Directors, or, in the absence of such determination - by the Chairman of the Board of Directors). No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present (in person or by telephone conference) when the meeting precedes to business.

48.      CHAIRMAN OF THE BOARD OF DIRECTORS

         The Board of Directors may from time to time elect one of its members to be the Chairman of the Board of Directors, remove such Chairman from office and appoint another in his place. The Chairman of the Board of Directors shall preside at every meeting of the Board of Directors, but if there is no such Chairman, or if at any meeting he is not present within fifteen (15) minutes of the time fixed for the meeting, or if he is unwilling to take the chair, the Directors present shall choose one of their number to be the chairman of such meeting.

49.      VALIDITY OF ACTS DESPITE DEFECTS

         All acts done bona fide at any meeting of the Board of Directors, or of a committee of the Board of Directors, or by any person(s) acting as Director(s), shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meetings or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no defect or disqualification.

                                 GENERAL MANAGER

50.      CHIEF EXECUTIVE OFFICER, GENERAL MANAGER AND PRESIDENT

         The Board of Directors may from time to time appoint one or more persons whether or not Directors, as Chief Executive Officer(s), General Manager(s) or President(s) of the Company and may confer upon such person(s), and from time to time modify or revoke, such title(s) (including Managing Director, Director General or any similar or dissimilar title) and such duties and authorities of the Board of Directors as the Board of Directors may deem fit, subject to such limitations and restrictions as the Board of Directors may from time to time prescribe. Such appointment(s) may be either for a fixed term or without any limitation of time, and the Board of Directors may from time to time (subject to the provisions of the Statutes and of any contract between any such person and the Company) fix his or their salaries and emoluments, remove or dismiss him or them from office and appoint another or others in his or their place or places.

                                     MINUTES

51.      MINUTES

         (a) Minutes of each General Meeting and of each meeting of the Board of Directors shall be recorded, whether in writing or otherwise, in writing and duly entered in books provided for that purpose, and shall be held by the Company at its principal office or the Office or such other place as shall have been determined by the Board of Directors. Such minutes shall, in all events, set forth the names of the persons present at the meeting and all resolutions adopted thereat.

         (b) Any minutes as aforesaid, if purporting to be signed by the chairman of the meeting or by the chairman of the next succeeding meeting, shall constitute prima facie evidence of the matters recorded therein.

                                    DIVIDENDS

52.      DECLARATION OF DIVIDENDS

         The Board of Directors may from time to time declare, and cause the Company to pay, such interim dividend as may appear to the Board of Directors to be justified by the profits of the Company. The final dividend in respect of any fiscal period shall be proposed by the Board of Directors and shall be payable only after the same has been approved by Ordinary Resolution of the Company, but no such resolution shall provide for the payment of any amount exceeding that proposed by the Board of Directors for the payment of such final dividend, and no such resolution or any failure to approve a final dividend shall affect any interim dividend theretofore declared and paid. The Board of Directors shall determine the time for payment of such dividends, both interim and final, and the record date for determining the shareholders entitled thereto.

53.      FUNDS AVAILABLE FOR PAYMENT OF DIVIDENDS

         No dividend shall be paid otherwise than out of the profits of the Company.

54.      AMOUNT PAYABLE BY WAY OF DIVIDENDS

         (a) Subject to the rights of the holders of shares as to dividends, any dividend paid by the Company shall be allocated among the members entitled thereto in proportion to the sums paid up or credited as paid up on account of the nominal value of their respective holding of the shares in respect of which such dividend is being paid, without taking into account the premium paid up for the shares. The amount paid up on account of a shares which was not yet been called for payment or fallen due for payment and upon which the Company pays interest to the shareholder, shall not be deemed, for the purposes of the Article, to be a sum paid on account of the share.

         (b) Whenever the rights attached to any shares or the terms of issue of the shares do not provide otherwise, shares which are fully paid up or which are credited as fully or partly paid within any period which in respect thereof dividends are paid shall entitle the holders thereof to a dividend in proportion to the amount paid up or credited as paid up in respect of the nominal value of such shares and to the date of payment thereof (pro rata temporis).

55.      INTEREST

                  No dividend shall bear interest as against the Company.

56.      PAYMENT IN SPECIE

         A dividend, whether interim or final, may be paid in full or in part, by the distribution of specific assets of the Company or by distribution of shares or debentures of the Company or of any other company, or in any one or more such ways.

57.      CAPITALIZATION

         Upon the recommendation of the Board of Directors approved by Ordinary Resolution of the Company, the Company (i) may cause any moneys, investments, or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the members as would be entitled to receive the same if distributed by way of dividend and in the same proportion, on the footing that they become entitled thereto as capital, or cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, or in payment in full or in part, of the uncalled liability on any issued shares or debentures on debenture stock; and (ii) may cause such distribution or payment to be accepted by such members in full satisfaction of their interest in the said capitalized sum.

58.      IMPLEMENTATION OF POWERS UNDER ARTICLES 56 AND 57

         For the purpose of giving full effect to any resolution under Articles 56 or 57, and without derogating from the provisions of Article 7(b) hereof, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any members upon the footing of the value so fixed, or that fractions of less value than the nominal value of one share may be disregarded in order to adjust the rights of all parties, and may vest any such cash, shares, debentures, debenture stock or specific assets in trustees upon trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filled in accordance with Section 130 of Companies

         Ordinance, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalized fund.

59.      DIVIDENDS ON UNPAID SHARES

         Without derogating from Article 54 hereof, the Board of Directors may give an instruction which shall prevent the distribution of a dividend to the holders of shares the full nominal amount of which has not been paid up.

60.      RETENTION OF DIVIDENDS

         (a) The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share on which the Company has a lien, and may apply the same in or toward satisfaction of the debts, liabilities, or engagements in respect of which the lien exists.

         (b) The Board of Directors may retain any dividend or other moneys payable or property distributable in respect of a share in respect of which any person is, under article 21 or 22, entitled to become a member, or which any person is, under said Articles, entitled to transfer, until such person shall become a member in respect of such share or shall transfer the same.

61.      UNCLAIMED DIVIDENDS

         All unclaimed dividends or other moneys payable in respect of a share may be invested or otherwise made use of by the Board of Directors from the benefit of the Company until claimed. The payment by the Directors of any unclaimed dividend or such other moneys into a separate account shall not constitute the Company a trustee in respect thereof. The principal (and only the principal) of an unclaimed dividend or such other money shall be, if claimed, paid to a person entitled thereto.

62.      MECHANICS OF PAYMENT

         The Board of Directors may fix the mechanics of payment of dividends as it deems fit. However, if the resolution of the Board of Directors does not provide otherwise, then any dividend or other moneys payable in cash in respect of a share may be paid by check or warrant sent through the post to, or left at, the registered address of the person entitled thereto or by transfer to a bank account specified by such person (or, if two or more persons are registered as joint holders of such share or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, to the joint holder whose name is registered first in the Register of Members or his bank account or the person who the Company may then recognize as the owner thereof or entitled thereto under Article 21 or 22 hereof, as applicable, or such person's bank account), or to such person and at such other address as the person entitled thereto may be writing direct. Every such check or warrant

         Shall be made payable to the order of the person to whom it is sent, or to such person as the person entitled thereto as aforesaid may direct, and payment of the check or warrant by the banker upon whom it is drawn shall be a good discharge to the Company.

63.      RECEIPT FROM A JOINT HOLDER

         If two or more persons are registered as joint holders of any share, or are entitled jointly thereto in consequence of the death or bankruptcy of the holder or otherwise, any one of them may give effectual receipts for any dividend or other moneys payable or property distributable in respect of such share.

                                    ACCOUNTS

64.      BOOKS OF ACCOUNT

         The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Ordinance and of any other applicable law. Such books of account shall be kept at the Office, or at such other place or places as the Board of Directors may think fit, and they shall always be open to inspection by all Directors. No member, not being a Director, shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by Ordinary Resolution of the Company.

65.      AUDIT

         At least once in every fiscal year the accounts of the Company shall be audited, and the correctness of the profit and loss account and balance sheet certified, by one or more duly qualified auditors.

66.      AUDITORS

         The appointment, authorities, rights and duties of the auditor(s) of the Company shall be regulated by applicable law, provided, however, that in exercising its authority to fix, the remuneration of the auditor(s), the members in General Meeting may, by Ordinary Resolution, act (and in the absence of any action in connection therewith, shall be deemed to have so acted), to authorize the Board of Directors to fix such remuneration subject to such criteria or standards, if any, as may be provided in such Ordinary Resolution, and if no such criteria or standards are so provided, such remunerations shall be fixed in an amount commensurate with the volume and nature of the services rendered by such auditor(s).

                                BRANCH REGISTERS

67.      BRANCH REGISTERS

         Subject to and in accordance with the provisions of Sections 71 to 80, inclusive, of the Companies Ordinance and to all orders and regulations issued thereunder, the Company may cause branch registers to be kept in any place outside Israel as the Board of Directors may think fit, and, subject to all applicable requirements of law, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

                      RIGHTS OF SIGNATURE, STAMP AND SEAL

68.      RIGHTS OF SIGNATURE: SEAL

         (a) The Board of Directors shall be entitled to authorize any person or persons (who need not be Directors) to act and sign on behalf of the Company and the acts and signature of such person(s) on behalf of the Company, shall bind the Company insofar as such person(s) acted and signed within the scope of his or their authority.

         (b) The Board of Directors may provide for a seal. If the Board of Directors so provides, it shall also provide for the safe custody thereof. Such seal shall not be used except by authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

         (c) The Company may exercise the powers conferred by Section 102 of the Companies Ordinance regarding a seal for use abroad, and such powers shall be vested in the Board of Directors.

                                     NOTICES

69.      NOTICES

         (a) Any written notice or other document may be served by the Company upon any member either personally or by sending it by prepaid mail (airmail if sent internationally) addressed to such member at his address as described in the Register of Members or such other address as he may have designated in writing for the receipt of notices and other documents. Any written notice or other document may be served by any member upon the Company by tendering the same in person to the
                  Secretary or the General Manager of the Company at the principal office of the Company or by sending it by prepaid registered mail (airmail if posted outside Israel) to the Company at the Office. Any such notice or other document shall be deemed to have been served frothy-eight (48) hours after it has been posted (seven (7) business days if sent internationally), or when actually received by the addressee if sooner than frothy-eight hours or seven days, as the case may be, after it has been posted, or when actually tendered in person, to such member (or to the Secretary or the General Manager). Notice sent by cablegram, telex, facsimile or electronic mail shall be deemed to have been served when actually received by such member (or by the Company). If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served when received, notwithstanding that it was defectively addressed or failed, in some other respect, to comply with the provisions of this Article 69(a).

         (b) All notices to be given to the members shall, with respect to any share to which persons are jointly entitled, be given to whichever of such persons is named in the Register of Members, and any notice so given shall be sufficient notice to all of the holders of such share.

         (c) Any member whose address is not described in the Register of Members, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

         (d) Notwithstanding anything to the contrary contained herein, notice by the Company of a General Meeting which is published in at least two daily newspapers in the State of Israel within the time otherwise required for giving notice of such meeting under Article 25 hereof and containing the information required to be set forth in such notice under such Article, shall be deemed to be a notice of such meeting duly given, for purposes of these Articles, to any member who address as registered in the Register of Members is located in the State of Israel.

                             INDEMNITY AND INSURANCE

70.      INDEMNITY AND INSURANCE

         (a) For purposes of these Articles, the term "Office Holder" (in Hebrew "Noseh Misra") shall have the meaning ascribed to it in
                  Section 9624 of the Companies Ordinance.

         (b) Subject to the provisions of Section 9644 of the Companies Ordinance, the Company may enter into a contract to insure all or part of the liability of an Office Holder by reason of any one of the following:

                  (i) a breach of his duty of care toward the Company or another person;

                  (ii) a breach of his fiduciary duty to the Company, provided that the Office Holder acted in good faith and had reasonable grounds to assume that the action would not prejudice the interests of the Company;

                  (iii) a monetary liability imposed upon him in favor of another person by reason of an action taken by the Office Holder in his capacity as such; or

                  (iv) any other event for which the Company may be allowed to insure the liability of an Office Holder.

         (c) Subject to the provisions of Sections 96(43) and 96(44) of the Companies Ordinance, the Company may indemnify an Office Holder against:

                  (i) a monetary liability imposed on him in favor of another person pursuant to a judgment, including a settlement judgment or an arbitrator award approved by a court, by reason of an action taken by him in his capacity as an Office Holder; and

                  (ii) reasonable litigation expenses, including attorney's fees, incurred by such Office Holder or imposed on him by a court, in a proceeding brought against him by or on behalf of the Company or by another person, or in criminal proceeding from which he was acquitted, in each case by reason of an action taken by him in his capacity as an Office Holder.

         (d) The Company may (i) procure insurance for, or indemnify any Office Holder to the extent not prohibited by, any provision of applicable law, provided that, the procurement of any such insurance or provision of any such indemnification, as the case may be, is approved by the Audit Committee of the Company; and (ii) procure insurance for or indemnify any person who is not an Office Holder, including, without limitation, any employee, agent, consultant or contractor of the Company who is not an Office Holder, and the provisions of Articles 70(a), 70(b) and 70(c) above are not intended to, and shall not be construed to, restrict the Company from procuring insurance or indemnifying as set forth in clauses (i) and (ii) of this Article 70(d).

                                   WINDING UP

71.      WINDING UP

         If the Company is wound up, then, subject to applicable law and to the rights of the holders of shares with special rights upon winding up, the assets of the Company available for distribution among the members shall be distributed to them in proportion to the nominal value of their respective holdings of the shares in respect of which such distribution is being made.